Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES PROVIDES UPDATE ON PROGRESS WITH REFINED COAL ACTIVITIES

LITTLETON, CO – October 5, 2011 — ADA-ES, Inc. (NASDAQ:ADES) (“ADA”) today provided an update on the progress of Clean Coal Solutions, LLC (“Clean Coal”), its joint venture with an affiliate of NexGen Resources Corporation and an affiliate of The Goldman Sachs Group, Inc. Clean Coal’s patented CyClean technology is used to produce Refined Coal (“RC”), which reduces emissions of NOx and mercury, and qualifies for IRS Section 45 tax credits of over $6.33 per ton of coal.

To date, Clean Coal has installed and operated eight RC systems at utility sites with a ninth system expected to be qualified this week. We expect that each of these eight facilities — up from the four announced in September 2011 — satisfy the “placed-in-service” requirements from initial operations. Clean Coal’s goal is to install and operate up to 11 additional RC systems by year-end, for a total of 20 systems installed in 2011.

After initial operation, it takes an average of approximately six months to obtain permits for full-time operation and to complete all necessary contracts. If all planned RC systems become fully operational, beginning in 2012 they should produce a total of more than 30 million tons of RC per year. ADA expects to generate pre-tax income of approximately $1.00 per ton of RC per year after payments to minority partners for the 10-year life of the tax credits.

Clean Coal is financing the construction and installation of the new RC facilities with a $15 million line of credit with a commercial bank, internal cash flows, and deposits received to secure participation in the facilities. To date, Clean Coal has qualified for $8 million in deposits which have been or are expected to be received in October.

M45 Technology

Last month, ADA announced it had successfully demonstrated a new patent-pending technology for producing RC for use at coal-fired power plants. ADA’s new technology, called “M45”, complements and expands ADA’s market for RC beyond its patented and currently operating CyClean technology, which is limited to cyclone boilers.

During full-scale tests M45 achieved greater than 20% reduction in emissions of NOx and greater than 40% reduction in mercury emissions, thus demonstrating that the technology also meets the standards necessary to qualify for IRS Section 45 tax credits of over $6.33 per ton of RC. Based on the successful results of these tests, ADA has commenced fabrication of six M45 facilities with the intention of securing locations to demonstrate their operational capability to meet the “placed in service” requirements to qualify for the IRS Section 45 tax credits before year-end. ADA’s goal is to place sufficient M45 facilities in service that will have the capacity to produce, in the aggregate, 10 to 20 million tons of RC per year once they become fully operational, which is expected to occur in 2012. The Company expects that its share of the economics for the M45 facilities will be better for ADA than the CyClean facilities.

Dr. Michael Durham, President and CEO, stated, “We have established a very aggressive schedule for optimizing RC opportunities and are making great progress getting these systems installed and operating. These business opportunities are not dependent upon any new environmental or tax regulations. The current 10-year tax credits do not require any additional approval by Congress, which provides us with confidence that Clean Coal and the M45 technology will generate long-term cash flows.”

About ADA-ES

ADA-ES is a leader in clean coal technology and the associated specialty chemicals, serving the coal-fueled power plant industry. Our proprietary environmental technologies and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations.

With respect to mercury emissions:

•	We supply activated carbon (“AC”) injection systems, mercury measurement instrumentation, and related services.

•

Under an exclusive development and licensing agreement with Arch Coal, we are developing and commercializing an enhanced Powder River Basin (“PRB”) coal with reduced emissions of mercury and other metals.

•

Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented refined coal technology, CyClean, to enhance combustion of and reduce emissions from burning PRB coals in cyclone boilers.

In addition, we are developing CO2 emissions technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include expectations regarding growth in the markets for our RC products and services; the relative economic benefits that will flow to ADA from exploitation of the M45 technology as compared to those flowing from the CyClean technology, the amount and timing of revenues, earnings, operating income, cash flows and other financial measures; timelines for our RC projects; the number of RC facilities we expect to be able to fabricate, install and demonstrate operational status for by the end of 2011, (i.e., whether we will be able to meet the “placed in service” deadlines for such facilities, as required to qualify the RC produced by them for Section 45 tax credits); the amount of refined coal capable of being produced from such facilities; and related matters.

These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, our ability to satisfactorily resolve outstanding indemnity obligations relating to the recently settled Norit arbitration, as well as other, business related difficulties or complications that could impact our ability to execute on available opportunities, including the ability to obtain working capital needed to operate our businesses and meet our obligations, changes in laws and regulations, prices, economic conditions and market demand, timing and impact of new and pending laws and regulations and any legal challenges to them, the impact of competition, availability, cost of and demand for alternative energy sources and other technologies, technical, start-up and operational difficulties, inability to commercialize our M45 technology on favorable terms, our inability to ramp up our operations to effectively address expected growth in our target markets, our ability to secure locations to demonstrate the operational capability of new M45 facilities by the end of 2011 (as required to qualify the RC produced by such facilities for Section 45 tax credits), our existing business partners’ willingness to co-venture the M45 opportunity with us, as well as risks specific to CCS, including failure of its leased facilities to continue to produce coal which qualifies for IRS Section 45 tax credits, termination of the leases for such facilities, decreases in the production of refined coal by the lessee, plant outages, seasonality, inability to obtain permits and the possible failure to be able to build and/or monetize expected new RC facilities to meet the Section 45 tax credit placed-in-service deadline; availability of raw materials and equipment; loss of key personnel; and other factors we discuss in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contact:
ADA-ES, Inc.	-or-	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President		The Equity Group Inc.
Mark H. McKinnies, Senior VP & CFO		www.theequitygroup.com
(303) 734-1727		Melissa Dixon, (212) 836-9613
www.adaes.com		MDixon@equityny.com
Devin Sullivan, (212) 836-9608
DSullivan@equityny.com